SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On June 7, 2013, Natus Medical Incorporated (the “Company”) held its annual meeting of stockholders. At this meeting, Robert A. Gunst and James B. Hawkins were both re-elected to serve on the Board of Directors for a three-year term until 2016. Additionally, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and provided advisory approval of the Company’s executive compensation.

Proposal 1: Election of Directors

Nominee
	For		Withheld	Broker Non-Votes
Robert A. Gunst	20,601,380		4,089,409	3,613,595

	For		Withheld	Broker Non-Votes
James B. Hawkins	23,251,326		1,439,312	3,613,595

Proposal 2: Ratification of Deloitte & Touche LLP as Auditors

	For	Against	Abstain
	26,906,105	785,533	618,274

Proposal 3: Advisory Approval of the Company’s Executive Compensation
	For	Against	Abstain	Broker Non-Votes
	22,184,119	2,455,723	56,475	3,613,595

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: June 11, 2013	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
Senior Vice President Finance & Chief Financial Officer